As filed with the Securities and Exchange Commission on November 13, 2020.

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NAVIDEA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	31-1080091
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017

(Address of Registrant’s principal executive offices)

NAVIDEA BIOPHARMACEUTICALS, INC. 2014 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Jed A. Latkin

Chief Executive Officer, Chief Operating Officer & Chief Financial Officer

Navidea Biopharmaceuticals, Inc.

4995 Bradenton Avenue, Suite 240

Dublin, Ohio 43017

(614) 793-7500

(Name, address and telephone number of agent for service)

Copies of Correspondence to:

Faith L. Charles, Esq.

Thompson Hine LLP

335 Madison Avenue, 12th Floor

New York, New York 10017-4611

(212) 344-5680

Faith.Charles@thompsonhine.com

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $.001 par value	1,000,000	$2.34	$2,340,000	$255.29

(1)

This Registration Statement covers, in addition to the number of Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company” or the “Registrant”), common stock, par value $0.001 per share (the “Shares”), stated above, options and other rights to purchase or acquire the Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Company’s 2014 Stock Incentive Plan (the “2014 Plan”) as a result of one or more adjustments under 2014 Plan to prevent dilution resulting from one or more stock splits, share dividends or similar transactions.

(2)

Pursuant to Securities Act Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Shares on November 9, 2020, as quoted on the NYSE American.

The Exhibit Index for this Registration Statement begins on page 5.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the 2014 Plan. These securities are being registered in addition to the securities previously registered for issuance on the Company’s registration statements on Form S-8 (File Nos. 333-198716 and 333-228960) concerning the 2014 Plan filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 12, 2014 and December 21, 2018, respectively (the “2014 Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the 2014 Registration Statement (including all attachments and exhibits thereto), are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The Company incorporates by reference the following documents that the Company has previously filed with the SEC:

●	Registration Statements on Form S-8 dated September 12, 2014 and December 21, 2018;

●	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 18, 2020;

●	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 15, 2020, August 14, 2020, and November 13, 2020, respectively;

●

Current Reports on Form 8-K and all amendments thereto on Form 8-K/A, filed with the SEC on February 14, 2020, February 18, 2020, May 12, 2020, May 21, 2020, June 4, 2020, July 31, 2020, August 10, 2020, August 12, 2020, August 17, 2020, September 2, 2020, and September 10, 2020;

●	Proxy Statement, dated July 31, 2020, as amended or supplemented from time to time; and

●

The description of the Company’s common stock which is contained in the Company’s Form 8-A filed with the SEC on February 8, 2011, including all amendments and reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

5.1	Opinion of Thompson Hine LLP regarding legality.

10.1	Navidea Biopharmaceuticals, Inc. 2014 Stock Incentive Plan (as amended and restated as of September 10, 2020).

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1).

23.2	Consent of Marcum LLP.

24.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on November 13, 2020.

NAVIDEA BIOPHARMACEUTICALS, INC.

/s/ Jed A. Latkin
Chief Executive Officer, Chief Operating Officer & Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jed A. Latkin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jed A. Latkin	Chief Executive Officer, Chief Operating Officer &	November 13, 2020
Jed A. Latkin	Chief Financial Officer and Director (principal financial, executive, and accounting officer)

/s/ Y. Michael Rice	Chair of the Board of Directors	November 13, 2020
Y. Michael Rice

/s/ Claudine Bruck	Director	November 13, 2020
Claudine Bruck, Ph.D.

/s/ Adam D. Cutler	Director	November 13, 2020
Adam D. Cutler

/s/ S. Kathryn Rouan	Director	November 13, 2020
S. Kathryn Rouan, Ph.D.